Execution Version
AMENDMENT TO
EMPLOYMENT AGREEMENT
This FIRST AMENDMENT (this “Amendment”) to the Employment Agreement (the “Employment Agreement”), dated as of February 19, 2019, between Dice, Inc., a Delaware corporation (the “Company”), and Paul Farnsworth (“Employee”), effective as of February 8, 2022.
WHEREAS, the Company and the Employee wish to amend the Employment Agreement as provided herein.
NOW, THEREFORE, in consideration of the mutual agreements and understandings set forth herein, the parties hereby agree as follows:
1.Except as defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Employment Agreement.
2.Section 5(a) of the Employee’s Employment Agreement is amended and replaced with the following:
“While employed by the Company and for a period of twelve (12) months after the termination of the Employee’s employment with the Company, the Employee shall not, directly or indirectly, as an employee, employer, consultant, agent, principal, partner, manager, stockholder, officer, director, or in any other individual or representative capacity, engage, participate or in any way render services or assistance to any business that is competitive with the business of the Company. Notwithstanding the foregoing, the Employee may own less than two percent (2%) of any class of stock or security of any corporation which competes with the Company listed on a national securities exchange.”
3.Section 5(b) of the Employee’s Employment Agreement is amended and replaced with the following:
“While employed by the Company and for a period of twelve (12) months after the termination of the Employee’s employment with the Company, the Employee shall not, directly or indirectly, solicit for employment or employ any person who was employed by the Company at the time of the Employee’s termination from the Company.”
4.Section 5(d) of the Employee’s Employment Agreement is amended and replaced with the following:
“The Employee hereby agrees from the date hereof and at all times following his termination of employment (i) not to participate or engage in any trade or commercial disparagement of the business or operations of the Company or any of its affiliates; and (ii) not to make any disparaging remarks or communications of any type concerning the Company or any of its affiliates or any of the officers, directors, employees, partners, members, managers, shareholders or agents of the Company or any of its affiliates. The Company hereby agrees from the date hereof and at all

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times following the Employee’s termination of employment to instruct its directors and officers not to make any disparaging remarks or communications of any type concerning the Employee. Nothing in this Section 5 shall prohibit disclosure (x) as may be ordered by any regulatory agency or court or as required by other lawful process, or (y) as may be necessary for the prosecution of claims relating to the performance or enforcement of this Agreement.”
5.Amendment of Addendum to Employment Agreement.
(a)Section 1 of the Addendum to the Employee’s Employment Agreement is amended and replaced with the following:
“Title and Job Description. The Employee shall be employed on a full-time basis, as the Chief Technology Officer of the Company. In such capacity, the Employee shall be responsible for such duties and any other responsibilities as are customary for such position and such duties as may reasonably be assigned by the Chief Executive Officer or Chief Operating Officer of the Company or the Board of Directors of Parent (the “Board”) from time to time. The Employee shall report to the Chief Operating Officer of the Company. The Employee shall perform his duties and responsibilities in, and the principal office at which the Employee is employed shall be, the Company’s offices in Centennial, Colorado and at such other location(s) to which the Company may reasonably require the Employee to travel for Company business purposes.”
(b)Section 3(a) of the Addendum to the Employee’s Employment Agreement is amended and replaced with the following:
“Subject to Section 3(d), if there is a Termination (as herein defined) (but excluding by the Employee for Good Reason) other than during the Change of Control Period (as herein defined), the Employee shall be entitled to receive (i) a lump-sum severance payment equal to nine-months of his then-current annual base salary and (ii) his Annual Bonus with respect to any completed year for which the Employee has not yet been paid, based on actual performance, paid at the time that executives are generally paid their annual bonuses for the applicable bonus year but in any event no later than March 15 of the calendar year following the last day of such completed year.”
(c)Section 3(b) of the Addendum to the Employee’s Employment Agreement is amended and replaced with the following:
“Subject to Section 3(d), if there is a Termination of the Employee’s employment with the Company during the Change of Control Period, the Employee shall be entitled to receive (i) a lump-sum severance payment equal to (A) one hundred percent (100%) of his then current annual salary plus (B) the amount of his then-current bonus target (or, if higher, the amount of any Annual Bonus paid in respect of the calendar year prior to the calendar year of termination of employment), (ii) his Annual Bonus with respect to any completed year for which the Employee has not yet been paid, based on actual performance, paid at the time that executives are generally paid their annual bonuses for the applicable bonus year but in any event no later than March 15 of the calendar year following the last

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day of such completed year and (iii) accelerated vesting, effective upon such Termination, with respect to 100% of his outstanding equity-based awards (if any): provided, that vesting of any performance-based awards shall be governed by and determined in accordance with the applicable governing documents.”
(d)Section 3(c) of the Addendum to the Employee’s Employment Agreement is amended and replaced with the following:
“Subject to Section 3(d), following a Termination, the Employee shall be reimbursed for the cost of health insurance continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), in excess of the cost of such benefits that active employees of the Company are required to pay, for a period of twelve (12) months (or until the Employee obtains individual or family coverage through another employer, if earlier) (the “COBRA Period”), provided that the Employee elects COBRA coverage and subject to the conditions that: (i) the Employee is responsible for promptly notifying the Company if the Employee obtains alternative insurance coverage, (ii) the Employee will be responsible for the entire COBRA premium amount after the end of the COBRA Period; (iii) if the Employee declines COBRA coverage, then the Company shall not make any alternative payment to the Employee in lieu of paying for COBRA premiums, and (iv) such COBRA reimbursement payments shall be paid on an after tax basis as additional taxable compensation to the Employee.”
(e)Section 3(d) of the Addendum to the Employee’s Employment Agreement is amended and replaced with the following:
“The severance pay and severance benefits described in the foregoing provisions of this Section 3 are expressly conditioned upon the Employee’s execution and delivery of the Company’s customary general waiver and release of claims in favor of the Company and its affiliates, that has become effective and irrevocable in accordance with its terms within 60 days following the date of termination of employment. All payments (including any payments that would have been made between the date of termination of employment and the effective date of such release but excluding any payments in respect of equity awards) shall be made as soon as practicable but in any event within 10 days following the effective date of such release; provided that if such 60-day period spans two calendar years, in no event will any payments or benefits that constitute “deferred compensation” within the meaning of Section 409A (“Section 409A”) of the Internal Revenue Code of 1986, as amended from time to time (the “Code”), be paid prior to the first day of such second calendar year. Any payments in respect of the settlement of equity awards (including equity awards that vested in accordance with this Section 3) shall be made in accordance with the agreements governing such grants.”
(f)Section 3(e) of the Addendum to the Employee’s Employment Agreement is amended and replaced with the following:
“Upon termination of the Employee’s employment for any reason, this Agreement shall terminate (and the Company shall not have any obligation to provide any compensation or benefits to the Employee

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except as specifically contemplated herein). Upon termination of the Employee’s employment for any reason, whether voluntarily or involuntarily, the Employee shall be deemed to have resigned from all positions, directorships, and memberships held with the Company or any of its affiliates, whether as an employee, officer, director, trustee, consultant, or otherwise, and such resignations shall be effective upon such termination of employment without any other action required by the Employee. The Employee hereby agrees to execute all documentation reasonably requested by the Company to effectuate the foregoing, or otherwise authorizes the officers of the Company to execute all such documentation on his/her behalf.”
(g)The following subsection (f) has been added to Section 3 of the Addendum to the Employee’s Employment Agreement:
“Post-Employment Cooperation. The Employee agrees that upon reasonable notice and without any requirement that the Company obtain a subpoena or court order, the Employee shall provide reasonable cooperation in connection with any suit, action, or proceeding and any investigation or defense of any claims asserted against the Company or any of its affiliates, in either case that relates to events occurring during the Employee’s employment with the Company as to which the Employee may have relevant information (including but not limited to furnishing relevant information and materials to the Company or its designee or providing testimony at depositions and at trial).”
(h)The following subsection (d) has been added to Section 4 of the Addendum to the Employee’s Employment Agreement:
“For purposes of this Agreement only, a “Change of Control” of the Company shall be deemed to have occurred if at any time on or after the date of the Employment Agreement one or more of the following events shall have occurred:
(i)the direct or indirect acquisition by any person or related group of persons (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan or by a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities; or
(ii)any stockholder-approved transfer or other disposition of all or substantially all of the Company’s assets; or
(iii)the Company adopts any plan of liquidation providing for the distribution of all or substantially all of its assets; or
(iv)the consummation by the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets or stock of another corporation (a “Business Combination”),

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in each case, unless, following such Business Combination, (a) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding common stock and outstanding company voting securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the outstanding Company common stock and outstanding Company voting securities, as the case may be, (b) no person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (c) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the incumbent board at the time of the execution of the initial agreement, or of the action of the board of directors, providing for such Business Combination; or
(v)a change in the composition of the Board over a period of thirty-six (36) months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who are continuing directors.”
(i)The following subsection (e) has been added to Section 4 of the Addendum to the Employee’s Employment Agreement:
“For purposes of this Agreement only, “Change of Control Period” shall mean the period commencing immediately prior to a Change of Control and ending 12 months after the consummation of such Change of Control.”

[Signature page follows]

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IN WITNESS WHEREOF, the parties have executed and delivered this Amendment on the date first written above.

DICE, INC.
By: /s/ Brian P. Campbell
Name: Brian P. Campbell
Title: Chief Legal Officer
EMPLOYEE
/s/ Paul Farnsworth
Paul Farnsworth

[Signature page to amendment to Employment Agreement
between the Company and Paul Farnsworth]